UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 19, 2008 (February 13, 2008)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
5.02(e)
     In early 2007 Centex Corporation, a Nevada corporation (the “Company”), initiated a review of its equity and incentive compensation plans, its deferred compensation plans and its supplemental retirement plan to ensure that awards granted and payments made under those plans are either exempt from or in compliance with Section 409A of the Internal Revenue Code (“Section 409A”) in accordance with the statute and the treasury regulations and other guidance issued thereunder and to reexamine and modify the procedures set forth in such plans relative to the time and form of payment to reflect the current policies established by the Compensation and Management Development Committee (the “Compensation Committee”) and the Company. Executive officers of the Company are participants in, or have received awards under, one or more of those plans.
     On February 13, 2008, the Compensation Committee recommended, and the Board of Directors approved, the amendment and restatement of the following plans:
•	Centex Corporation 2003 Annual Incentive Compensation Plan;

•	Centex Corporation 2003 Equity Incentive Plan;

•	Amended and Restated Centex Corporation 2001 Stock Plan;

•	Amended and Restated 1998 Centex Corporation Employee Non-Qualified Stock Option Plan;

•	Centex Corporation Amended and Restated 1987 Stock Option Plan;

•	Centex Corporation Long Term Incentive Plan;

•	Centex Corporation Deferred Compensation Plan; and

•	Centex Corporation Supplemental Executive Retirement Plan.
In addition, the Compensation Committee approved, and the Board of Directors ratified, the amendment and restatement of the Centex Corporation Executive Deferred Compensation Plan. Each restated plan listed above amends, restates and supersedes its respective prior plan in its entirety. Each amended and restated plan was modified to address the provisions of Section 409A and the Treasury Regulations and other guidance issued thereunder, including modifications to the definitions of key terms, as applicable, such as “affiliate,” “disability,” “separation from service,” “fair market value,” and “change in control,” to ensure exemption from or compliance with Section 409A. In some plans, provisions were added to distinguish between benefits subject to Section 409A and awards or accounts that were earned and vested before December 31, 2004 that are “grandfathered awards” or “grandfathered accounts” not subject to Section 409A. Plans with awards or accounts subject to Section 409A were amended to (1) add provisions relating to the time and form of payment of awards or distributions of accounts, including (a) a default rule for the payout of awards or distribution of accounts to be an administratively practicable date immediately following the lapse of any substantial risk or forfeiture applicable to the award or account, and (b) provisions permitting elections for deferred payouts, (2) impose a six-month delay upon payments or distributions made by reason of separation from service (including retirement) of awards or accounts subject to Section 409A to persons who are “specified employees” under Section 409A unless permitted exceptions apply, and (3) prohibit certain modifications of awards and accounts that are subject to Section 409A. No material changes were made to the plans, and stockholder approval was not required for any of the amendments. The above description of the provisions of the amended and restated plans is qualified in its entirety by reference to the full text of the plans, which have been filed as exhibits to this report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed with this Report.

Exhibit
Number	Description	Filed Herewith or Incorporated by Reference
10.1	Centex Corporation 2003 Annual Incentive Compensation Plan	Filed herewith
10.2	Centex Corporation 2003 Equity Incentive Plan	Filed herewith
10.3	Amended and Restated Centex Corporation 2001 Stock Plan	Filed herewith
10.4	Amended and Restated 1998 Centex Corporation Employee Non-Qualified Stock Option Plan	Filed herewith
10.5	Centex Corporation Amended and Restated 1987 Stock Option Plan	Filed herewith
10.6	Centex Corporation Long Term Incentive Plan	Filed herewith
10.7	Centex Corporation Deferred Compensation Plan	Filed herewith
10.8	Centex Corporation Executive Deferred Compensation Plan	Filed herewith
10.9	Centex Corporation Supplemental Executive Retirement Plan	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: February 19, 2008

3